UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2004

ALDERWOODS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33277	52-1522627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Elm Street, Suite 1000 Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 768-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events and Required FD Disclosure.

On June 17, 2004, Alderwoods Group, Inc. (the “Company”) issued a press release announcing the signing of an agreement by its subsidiary, Mayflower National Life Insurance Company (“Mayflower”), to sell the shares of Security Plan Life Insurance Company to Citizens Insurance Company of America for cash proceeds of $85 million.  The Company expects to record a gain on the sale of approximately $17 million.  The  transaction is conditional upon the parties having obtained all necessary approvals and consents from the applicable regulatory authorities.  The Company currently expects the transaction to be concluded in October 2004.  After payment of applicable taxes and expenses associated with the transaction and the recapitalization of Mayflower, the Company plans to use any remaining net proceeds of this sale to pay a portion of its outstanding debt.

A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits:

Exhibit Number	Description
99.1	Press Release, dated June 17, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDERWOODS GROUP, INC.

	By:	/s/ Ellen Neeman
Ellen Neeman, Senior Vice President, Legal & Compliance

Date: June 17, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 17, 2004